Exhibit 99.1

       Friendly Ice Cream Corporation Reports Second Quarter 2005 Results;
         Comparable Restaurant Sales Increased 3.4% at Company-Operated
                 Restaurants and 5.4% at Franchise Restaurants


    WILBRAHAM, Mass.--(BUSINESS WIRE)--Aug. 4, 2005--Friendly Ice
Cream Corporation (AMEX: FRN) today reported results for the second quarter and six months ended July 3, 2005.

    Second Quarter Results

    Comparable restaurant sales increased 3.4% for company-operated restaurants and 5.4% for franchised restaurants for the quarter ended July 3, 2005 compared to the quarter ended June 27, 2004. Including the results of the current quarter, franchise-operated restaurants have reported seventeen consecutive quarters of positive comparable restaurant sales growth.
    Total company revenues were $148.4 million in the second quarter of 2005, an increase of $0.9 million, or 0.6%, as compared to total revenues of $147.5 million for the second quarter of 2004. Restaurant revenues decreased by $1.6 million, which was offset by a $1.9 million increase in foodservice revenues and a $0.6 million increase in franchise revenues.
    The re-franchising of 20 company-operated restaurants over the last fifteen months resulted in a $5.1 million decline in restaurant revenues when compared to the same quarter in the prior year.
    Net income for the three months ended July 3, 2005 was $2.5 million, or $0.32 per share, compared to a net loss of $1.4 million, or $0.19 per share, reported for the three months ended June 27, 2004. Included in the 2004 second quarter results were $2.3 million in expenses ($1.4 million after-tax or $0.18 per share) for debt retirement.

    Six Month Results

    Comparable restaurant sales increased 0.2% for company-operated restaurants and 3.5% for franchised restaurants for the six months ended July 3, 2005 compared to the six months ended June 27, 2004.
    For the six months ended July 3, 2005 total company revenues were $273.1 million as compared to total revenues of $278.3 million for the six months ended June 27, 2004. Restaurant revenues decreased by $9.9 million, which was partially offset by a $3.9 million increase in foodservice revenues and a $0.8 million increase in franchise revenues.
    The re-franchising of 37 company-operated restaurants over the last eighteen months resulted in a $9.5 million decline in restaurant revenues when compared to the same period in the prior year. Restaurant revenues were also impacted by an unfavorable shift in the timing of the year-end holiday period. New Year's Day was included in the prior year first quarter and is not included in the current year. The estimated impact on company-operated restaurants due to the timing of the holiday reduced the six month comparable sales increase by 1.3%.
    The net loss for the six months ended July 3, 2005 was $0.5 million, or $0.06 per share, compared to a net loss of $6.7 million, or $0.88 per share, reported for the six months ended June 27, 2004. Included in the 2004 results were $8.2 million in expenses ($4.8 million after-tax or $0.64 per share) for debt retirement and restructuring costs, which were partially offset by a gain on litigation settlement.

    Performance Highlights

    In the second quarter of 2005, Friendly's continued to pursue its key strategic objectives to 1) enhance the dining experience, 2) expand through franchising and re-franchising and 3) grow higher margin revenues. Key business highlights for the quarter include:

    -- Ongoing improvements to the Friendly's dining experience based on feedback from the new Internet-based guest feedback system.

    -- The opening of one new company-operated restaurant and two new franchised restaurants.

    -- The re-franchising of three company-operated restaurants, which resulted in a gain on franchise sales of restaurant operations and properties of $1.2 million.

    -- Continued growth in the number of supermarket chains that carry Friendly's decorated cakes, which are now being sold in over 500 supermarket locations.

    Business Segment Results

    In the second quarter of 2005, pre-tax income in the restaurant segment was $8.1 million, or 7.2% of restaurant revenues, compared to $7.4 million, or 6.4% of restaurant revenues, in the second quarter of 2004. The increase in pre-tax income was mainly the result of a 3.4% increase in comparable company-operated restaurant sales, reduced labor and benefit costs due to the restructuring of the restaurant management team, fewer free dessert promotions and lower expenses for advertising and general liability insurance. Partially offsetting these benefits were the re-franchising of twenty restaurants over the past fifteen months along with increased expenses for pension, workers compensation insurance, maintenance, supplies and occupancy. Friendly's continues to pursue its initiatives that are designed to enhance the Friendly's dining experience. In addition to the restructuring of the restaurant management team, other key restaurant initiatives include 1) reduced spans of control for front-line and second-line supervisors, 2) a new recognition and reward program for servers and 3) an Internet-based guest feedback system.
    Pre-tax income in the Company's foodservice segment was $3.4 million in the second quarter of 2005 compared to $2.0 million in the second quarter of 2004. The increase in pre-tax income was mainly due to increased product sales to franchised restaurants and lower commodity costs. Case volume in the Company's retail supermarket business increased 3.3% for the second quarter of 2005 when compared to the second quarter of 2004.
    Pre-tax income in the franchise segment increased in the second quarter of 2005 to $2.8 million from $2.2 million in the second quarter of 2004. The improvement in pre-tax income is mainly due to increased royalty revenue from comparable franchised restaurant sales growth of 5.4% and from the opening of eight new franchised restaurants and the re-franchising of 20 restaurants over the past fifteen months. Increased rental income from leased and sub-leased franchised locations also contributed to the revenue growth in the second quarter of 2005.
    Corporate expenses of $11.4 million in the second quarter of 2005 increased by $0.5 million as compared to the second quarter of 2004 primarily due to increases in corporate bonus, pension expense and other professional fees.
    John L. Cutter, Chief Executive Officer and President of Friendly Ice Cream Corporation stated, "We are pleased with the results of the second quarter with positive comparable restaurant sales in both company and franchise restaurants and increased case volume in our retail supermarket business. In the first half of the year, we opened one new company restaurant and our franchisees opened two new franchise restaurants. For the year, we currently plan to open a total of four new company restaurants. In the second quarter, we completed five re-imaging projects and we plan to complete at least fourteen re-imaging projects by year-end. We are also pleased with the growth in the number of supermarkets that carry our decorated ice cream cakes, which are currently being sold in over 500 supermarket locations. Due to timing delays in development, our franchisees currently plan to open a total of ten new restaurants during 2005. Our previous guidance had been for fifteen new franchised restaurants to be opened in 2005."

    Investor Conference Call

    An investor conference call to review the second quarter of 2005 results will be held on Friday, August 5, at 10:00 A.M. Eastern Time. The conference call will be broadcast live over the Internet and will be hosted by John Cutter, Chief Executive Officer and President. To listen to the call, go to the Investor Relations section of the Company's website located at friendlys.com, or go to streetevents.com. An online replay will be available approximately one hour after the conclusion of the call.

    About Friendly's

    Friendly Ice Cream Corporation is a vertically integrated restaurant company serving signature sandwiches, entrees and ice cream desserts in a friendly, family environment in 530 company and franchised restaurants throughout the Northeast. The company also manufactures ice cream, which is distributed through more than 4,500 supermarkets and other retail locations. With a 70-year operating history, Friendly's enjoys strong brand recognition and is currently remodeling its restaurants and introducing new products to grow its customer base. Additional information on Friendly Ice Cream Corporation can be found on the Company's website (friendlys.com).

    Forward Looking Statements

    Statements contained in this release that are not historical facts constitute "forward looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements include statements relating to trends in commodity prices, and the expected number of re-imaging projects and new company-operated and franchised restaurant openings during 2005, and the anticipated impact of marketing, product and operational changes, growth of the Company's business and continued achievement of the Company's strategic objectives. All forward looking statements are subject to risks and uncertainties which could cause results to differ materially from those anticipated. These factors include risks and uncertainties arising from accounting adjustments, the Company's highly competitive business environment, exposure to fluctuating commodity prices, risks associated with the foodservice industry, the ability to retain and attract new employees, new or changing government regulations, the Company's high geographic concentration in the Northeast and its attendant weather patterns, conditions needed to meet restaurant re-imaging and new opening targets, the Company's ability to service its debt and other obligations, the Company's ability to meet ongoing financial covenants contained in the Company's debt instruments, loan agreements, leases and other long-term commitments, and costs associated with improved service and other similar initiatives. Other factors that may cause actual results to differ from the forward looking statements contained herein and that may affect the Company's prospects in general are included in the Company's other filings with the Securities and Exchange Commission. As a result the Company can provide no assurance that its future results will not be materially different from those projected. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such forward looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.


                  -- Financial Statements to follow -

                    Friendly Ice Cream Corporation
                   --------------------------------
                 Consolidated Statements of Operations
                ---------------------------------------
            (In thousands, except per share and unit data)
                              (unaudited)

                                 Quarter Ended      Six Months Ended
                             --------------------  -------------------
                              July 3,   June 27,   July 3,   June 27,
                                2005       2004      2005       2004
                              --------   --------  --------   --------
                                       (restated)           (restated)
                                       -----------          ----------

Restaurant Revenues           $112,799   $114,441  $208,891  $218,794
Foodservice Revenues            31,748     29,820    57,054    53,163
Franchise Revenues               3,876      3,255     7,126     6,313
                              --------   --------  --------  --------

REVENUES                       148,423    147,516   273,071   278,270

COSTS AND EXPENSES:
  Cost of sales                 55,502     55,959   103,257   101,547
  Labor and benefits            39,903     42,155    76,436    82,089
  Operating expenses            28,495     27,894    53,016    53,025
  General and administrative
   expenses                     10,528      9,754    19,977    20,451
  Restructuring expenses             -          -         -     2,627
  Gain on litigation
   settlement                        -          -         -    (3,644)
  Write-downs of property and
   equipment                       289         91       289        91
  Depreciation and
   amortization                  5,809      5,682    12,133    11,399
Gain on franchise sales of
 restaurant
  operations and properties     (1,219)        (7)   (2,528)     (913)
Loss on disposals of other
 property
  and equipment, net               298        337       368       508
                               --------   --------  --------  --------

OPERATING INCOME                 8,818      5,651    10,123    11,090

OTHER EXPENSES:
Interest expense, net            5,233      5,368    10,531    11,432
Other (income) expense,
 principally debt retirement
 costs                              (4)     2,343       (16)    9,235
                               --------   --------  --------  --------

INCOME (LOSS) BEFORE
 (PROVISION FOR)
  BENEFIT FROM INCOME TAXES      3,589     (2,060)     (392)   (9,577)

(Provision for) benefit from
 income taxes                   (1,072)       640       (77)    2,915
                               --------   --------  --------  --------

NET INCOME (LOSS)             $  2,517   $ (1,420) $   (469) $ (6,662)
                               ========   ========  ========  ========


NET INCOME (LOSS) PER SHARE:
  Basic                       $   0.32   $  (0.19) $  (0.06) $  (0.88)
                               ========   ========  ========  ========
  Diluted                     $   0.32   $  (0.19) $  (0.06) $  (0.88)
                               ========   ========  ========  ========

WEIGHTED AVERAGE SHARES:
  Basic                          7,753      7,611     7,735     7,569
                               ========   ========  ========  ========
  Diluted                        7,893      7,611     7,735     7,569
                               ========   ========  ========  ========

NUMBER OF COMPANY UNITS:
Beginning of period                337        362       347       380
Openings                             1          -         1         -
Refranchised closings               (3)        (1)      (10)      (18)
Closings                            (3)        (1)       (6)       (2)
                               --------   --------  --------  --------
End of period                      332        360       332       360
                               ========   ========  ========  ========

NUMBER OF FRANCHISED UNITS:
Beginning of period                201        182       195       163
Refranchised openings                3          1        10        18
Openings                             1          3         2         5
Closings                             -          -        (2)        -
                               --------   --------  --------  --------
End of period                      205        186       205       186
                               ========   ========  ========  ========

                    Friendly Ice Cream Corporation
                    ------------------------------
                 Consolidated Statements of Operations
                 -------------------------------------
                     Percentage of Total Revenues
                     ----------------------------
                              (unaudited)

                                   Quarter Ended    Six Months Ended
                                ------------------  ------------------
                                 July 3,  June 27,  July 3,  June 27,
                                   2005      2004     2005      2004
                                --------  --------  --------  --------
                                        (restated)         (restated)
                                        -----------        -----------

Restaurant Revenues               76.0 %    77.6 %    76.5 %    78.6 %
Foodservice Revenues              21.4 %    20.2 %    20.9 %    19.1 %
Franchise Revenues                 2.6 %     2.2 %     2.6 %     2.3 %
                                --------  --------  --------  --------

REVENUES                         100.0 %   100.0 %   100.0 %   100.0 %

COSTS AND EXPENSES:
  Cost of sales                   37.4 %    37.9 %    37.8 %    36.5 %
  Labor and benefits              26.9 %    28.6 %    28.0 %    29.5 %
  Operating expenses              19.2 %    18.9 %    19.4 %    19.1 %
  General and administrative
   expenses                        7.1 %     6.6 %     7.3 %     7.3 %
  Restructuring expenses              -         -         -      0.9 %
  Gain on litigation settlement       -         -         -     (1.3)%
  Write-downs of property and
   equipment                       0.2 %     0.1 %     0.1 %        -
  Depreciation and amortization    3.9 %     3.9 %     4.4 %     4.1 %
Gain on franchise sales of
 restaurant
  operations and properties       (0.8)%        -     (0.9)%    (0.3)%
Loss on disposals of other
 property
  and equipment, net               0.2 %     0.2 %     0.2 %     0.2 %
                                --------  --------  --------  --------

OPERATING INCOME                   5.9 %     3.8 %     3.7 %     4.0 %

OTHER EXPENSES:
Interest expense, net              3.5 %     3.6 %     3.8 %     4.1 %
Other (income) expense,
 principally debt retirement
 costs                                -      1.6 %        -      3.3 %
                                --------  --------  --------  --------

INCOME (LOSS) BEFORE (PROVISION
 FOR)
  BENEFIT FROM INCOME TAXES        2.4 %    (1.4)%    (0.1)%    (3.4)%

(Provision for) benefit from
 income taxes                     (0.7)%     0.4 %        -      1.0 %
                                --------  --------  --------  --------

NET INCOME (LOSS)                  1.7 %    (1.0)%    (0.1)%    (2.4)%
                                ========  ========  ========  ========


                    Friendly Ice Cream Corporation
                    ------------------------------
                 Condensed Consolidated Balance Sheets
                 -------------------------------------
                            (In thousands)


                                                   July 3,  January 2,
                                                     2005      2005
                                                   --------- ---------
                                                 (unaudited)


                                Assets
                                ------

 Current Assets:
   Cash and cash equivalents                      $  15,385 $  13,405
   Other current assets                              45,194    40,939
                                                   --------- ---------
 Total Current Assets                                60,579    54,344

 Deferred Income Taxes                               10,718    10,619

 Property and Equipment, net                        151,038   156,412

 Intangibles and Other Assets, net                   26,697    27,509
                                                   --------- ---------

                                                  $ 249,032 $ 248,884
                                                   ========= =========


                 Liabilities and Stockholders' Deficit
                 -------------------------------------

 Current Liabilities:
   Current maturities of debt, capital
     lease and finance obligations                $   2,659 $   6,757
   Other current liabilities                         67,410    61,290
                                                   --------- ---------
 Total Current Liabilities                           70,069    68,047

 Capital Lease and Finance Obligations                6,666     7,380

 Long-Term Debt                                     225,087   225,752

 Other Long-Term Liabilities                         52,309    52,731

 Stockholders' Deficit                             (105,099) (105,026)
                                                   --------- ---------

                                                  $ 249,032 $ 248,884
                                                   ========= =========


                    Friendly Ice Cream Corporation
                    ------------------------------
                Selected Segment Reporting Information
                --------------------------------------
                            (in thousands)
                            --------------

                               For the Three Months For the Six Months
                                      Ended               Ended
                               ------------------- -------------------
                                  July 3,  June 27,  July 3,  June 27,
                                    2005      2004     2005      2004
                               --------- --------- --------- ---------
                                        (Restated)          (Restated)
                                        ----------          ----------
Revenues before elimination
 of intersegment revenues:
  Restaurant                   $112,799  $114,441  $208,891  $218,794
  Foodservice                    65,220    63,915   119,384   117,277
  Franchise                       3,876     3,255     7,126     6,313
                               -------- --------- --------- ---------
    Total                      $181,895  $181,611  $335,401  $342,384
                               ======== ========= ========= =========

Intersegment revenues:
  Foodservice                  $(33,472) $(34,095) $(62,330) $(64,114)
                               ======== ========= ========= =========

Revenues:
  Restaurant                   $112,799  $114,441  $208,891  $218,794
  Foodservice                    31,748    29,820    57,054    53,163
  Franchise                       3,876     3,255     7,126     6,313
                               -------- --------- --------- ---------
    Total                      $148,423  $147,516  $273,071  $278,270
                               ======== ========= ========= =========

EBITDA (1):
  Restaurant (2)                $12,303   $11,336   $19,072   $20,590
  Foodservice (2)                 4,234     2,870     6,382     6,403
  Franchise (2)                   2,845     2,311     5,112     4,402
  Corporate (2)                  (5,376)   (4,714)  (10,163)  (10,127)
  Gain (loss) on property and
   equipment, net                   910      (379)    2,142       295
  Restructuring expenses              -         -         -    (2,627)
  Gain on litigation settlement       -         -         -     3,644
  Net periodic pension expense (benefit)
   included in reporting
    segments                        199      (507)      143    (1,058)
                               -------- ---------  --------- ---------
    Total                       $15,115   $10,917   $22,688   $21,522
                               ======== =========  ========= =========

Interest expense, net            $5,233    $5,368   $10,531   $11,432
                               ======== =========  ========= =========

Other (income) expense,
 principally
  debt retirement costs             $(4)   $2,343      $(16)   $9,235
                               ======== =========  ========= =========

Depreciation and amortization:
  Restaurant                     $4,168    $3,959    $8,812    $7,925
  Foodservice                       804       837     1,627     1,688
  Franchise                          40        68        79       116
  Corporate                         797       818     1,615     1,670
                               -------- --------- --------- ---------
    Total                        $5,809    $5,682   $12,133   $11,399
                               ======== ========= ========= =========

Other non-cash expense (income):
  Write-downs of property and
   equipment                       $289       $91      $289       $91
  Net periodic pension expense
   (benefit)                        199      (507)      143    (1,058)
                               -------- --------- --------- ---------
    Total                          $488     $(416)     $432     $(967)
                               ======== ========= ========= =========

Income (loss) before income
 taxes (2):
  Restaurant                     $8,135    $7,377   $10,260   $12,665
  Foodservice                     3,430     2,033     4,755     4,715
  Franchise                       2,805     2,243     5,033     4,286
  Corporate                     (11,406)  (10,900)  (22,309)  (23,229)
                               -------- --------- --------- ---------
                                  2,964       753    (2,261)   (1,563)
  Gain (loss) on property and
   equipment, net                   621      (470)    1,853       204
  Restructuring expenses              -         -         -    (2,627)
  Gain on litigation settlement       -         -         -     3,644
  Other income (expense),
   principally
   debt retirement costs              4    (2,343)       16    (9,235)
                               -------- --------- --------- ---------
    Total                        $3,589   $(2,060)    $(392)  $(9,577)
                               ======== ========= ========= =========

(1) EBITDA represents net income (loss) before (i) provision for (benefit from) income taxes, (ii) other (income) expense, principally debt retirement costs, (iii) interest expense, net, (iv) depreciation and amortization, (v) write-downs of property and equipment, (vi) net periodic pension expense (benefit) and (vi) other non-cash items. The Company has included information concerning EBITDA in this schedule because the Company's incentive plan pays bonuses based on achieving EBITDA targets and the Company's management believes that such information is used by certain investors as one measure of a company's historical ability to service debt. EBITDA should not be considered as an alternative to, or more meaningful than, earnings (loss) from operations or other traditional indications of a company's operating performance.

(2) Amounts are prior to gain (loss) on property and equipment, net.




    CONTACT: Friendly Ice Cream Corporation
             Investment Contact:
             Deborah Burns, 413-543-2400 x3317
             or
             Media Contact:
             Maura Tobias, 413-543-2400 x2814